As filed with the Securities and Exchange Commission on December 11, 2017

Registration No. 333-212053

Registration No. 333-205475

Registration No. 333-193094

Registration No. 333-191644

Registration No. 333-182408

Registration No. 333-173535

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-212053

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205475

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193094

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-191644

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182408

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173535

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ocera Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	63-1192270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

555 Twin Dolphin Drive, Suite 615

Redwood City, California 94065

(650) 475-0150

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

OCERA THERAPEUTICS, INC. FOURTH AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

OCERA THERAPEUTICS, INC. THIRD AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

OCERA THERAPEUTICS, INC. SECOND AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

OCERA THERAPEUTICS, INC. 2005 STOCK PLAN

AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN OF TRANZYME, INC.

2001 EMPLOYEE STOCK OPTION PLAN OF TRANZYME, INC.

2001 NON-EMPLOYEE STOCK OPTION PLAN OF TRANZYME, INC.

AMENDED AND RESTATED 2003 STOCK OPTION PLAN OF TRANZYME, INC.

AMENDED AND RESTATED 2004 STOCK OPTION PLAN OF TRANZYME PHARMA INC.

2011 STOCK OPTION AND INCENTIVE PLAN OF TRANZYME, INC.

(Full title of the plans)

Michael-Bryant Hicks, Esq.

Ocera Therapeutics, Inc.

c/o Mallinckrodt

675 James S. McDonnell Blvd.

Hazelwood, Missouri 63042

(314) 654-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephanie M. Hosler, Esq.

Taavi Annus, Esq.

Brian K. Feezel, Esq.

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

(314) 259-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Ocera Therapeutics, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”):

•    Registration Statement on Form S-8 (File No. 333-212053), registering 1,400,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 15, 2016;

•    Registration Statement on Form S-8 (File No. 333-205475), registering 1,300,000 shares of Common Stock, filed with the Securities and Exchange Commission on July 2, 2015;

•    Registration Statement on Form S-8 (File No. 193094), registering 2,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on December 26, 2013;

•    Registration Statement on Form S-8 (File No. 191644), registering 441,744 shares of Common Stock, filed with the Securities and Exchange Commission on October 9, 2013;

•    Registration Statement on Form S-8 (File No. 182408), registering 1,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 28, 2012; and

•    Registration Statement on Form S-8 (File No. 173535), registering 2,627,945 shares of Common Stock, filed with the Securities and Exchange Commission on April 15, 2011.

On December 11, 2017, pursuant to the Agreement and Plan of Merger, dated November 1, 2017 (the “Merger Agreement”), by and between the Company, MAK LLC, a Delaware limited liability company (“Parent”), MEH Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), and for limited purposes, Mallinckrodt plc, an Irish public limited company and the ultimate parent entity of Parent and Purchaser, Purchaser merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date of the filing of this document with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Hazelwood, Missouri, on December 11, 2017.

OCERA THERAPEUTICS, INC.

By:	/s/ Kathleen A. Schaefer
Name: Kathleen A. Schaefer
Title: President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.